                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement   / / Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           National Fuel Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                NATIONAL FUEL GAS COMPANY

                                                NOTICE OF ANNUAL MEETING

                                                           AND

                                                     PROXY STATEMENT

                                             ANNUAL MEETING OF STOCKHOLDERS

                                                      TO BE HELD ON

                                                    FEBRUARY 15, 1996

                                     [LOGO]

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                                                 January 5, 1996

Dear Stockholder:

     We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 10:00 A.M. Central Time on Thursday, February 15, 1996, in the Highland Room of the Four Seasons Hotel, Houston Center, 1300 Lamar Street, Houston, Texas 77010.

     The matters on the agenda for the meeting are outlined in the enclosed Notice of Meeting and Proxy Statement. In addition, officers of the Company will review the past year, report current developments and answer questions from the floor.

     In order that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to complete, sign and date your proxy card, and mail it in the envelope provided. The Proxies are committed by law to vote your proxy as you designate.

     If you plan to be present at the Annual Meeting, please check the "WILL ATTEND MEETING" box on the proxy card. Whether or not you plan to attend, please complete, sign, date and promptly return your proxy card so that your vote may be counted. If you do attend and wish to vote in person, you can revoke your proxy by giving written notice to the Secretary of the meeting or by casting your ballot.

     Coffee will be served at 9:30 A.M. The other directors and I look forward to meeting you at that time.

     In the meantime, please review the proxy statement and take advantage of your right to vote.

                                   Sincerely yours,

                                                   BERNARD J. KENNEDY
                                           Chairman of the Board of Directors,
                                          Chief Executive Officer and President

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 15, 1996

To the Stockholders of National Fuel Gas Company:

     Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 10:00 A.M. Central Time on Thursday, February 15, 1996, in the Highland Room of the Four Seasons Hotel, Houston Center, 1300 Lamar Street, Houston, Texas 77010. At the meeting, action will be taken with respect to:

          (1) the election of directors;

          (2) the appointment of independent accountants;

and such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 18, 1995, will be entitled to vote at the meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                   ANNA MARIE CELLINO
                                                  Secretary

January 5, 1996

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AND WHATEVER THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. PLEASE USE THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                PROXY STATEMENT

     This proxy statement is furnished to the holders of National Fuel Gas Company ("Company") common stock ("Common Stock") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on February 15, 1996, or any adjournment thereof. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about January 5, 1996.

     All costs of soliciting proxies will be borne by the Company. Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022, has been retained to assist in the solicitation of proxies and will be compensated in the estimated amount of $5,500 plus reasonable out-of-pocket expenses. In addition to solicitation by that firm and by mail, a number of regular employees of the Company and its subsidiaries may solicit proxies in person, by telephone or by other methods.

     Only stockholders of record at the close of business on December 18, 1995, will be eligible to vote at this meeting. As of that date, 37,459,361 shares of Common Stock were issued and outstanding.

     Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the meeting. All shares that are represented by effective proxies received by the Company in time to be voted will be voted at the meeting or any adjournment thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals presented to stockholders.

     The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting matters of which the Board is not currently aware but that may be presented at the meeting, and respecting all matters incident to the conduct of the meeting.

     Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to Anna Marie Cellino at the above address, by filing written revocation at the meeting with Mrs. Cellino, Secretary of the meeting, or by casting a ballot.

     A copy of the Company's Annual Report for the fiscal year ended September 30, 1995, which includes financial statements, has been mailed to all stockholders.

                            1. ELECTION OF DIRECTORS

     Four directors are to be elected at this Annual Meeting. The nominees for the four directorships are: Robert T. Brady, William J. Hill, Bernard J. Kennedy and Leonard Rochwarger. Each of the nominees is currently a director of the Company.

     After the election of directors at the 1995 Annual Meeting, the Board of Directors consisted of nine directors. On March 15, 1995, as permitted by the Company's Restated Certificate of Incorporation, as amended ("Charter"), the number of directors was increased from nine to ten by resolution of the Board of Directors, and Robert T. Brady was elected to the Board for a term to expire at the 1996 Annual Meeting. On September 20, 1995, as permitted by the Company's Charter, the Board again increased the number of directors from ten to eleven, and elected William J. Hill to the Board for a term to expire at the 1996 Annual Meeting.

     The terms of five of the directors will expire at the 1996 Annual Meeting. One of the directors, John M. Brown, will retire from the Board at the 1996 Annual Meeting and is not a candidate for reelection. Mr. Brown has served as Vice Chairman of the Board of Directors and of the major subsidiaries, and has been a director since 1972. The Board is deeply appreciative of his contributions to the Company over the years.

     On December 13, 1995, as permitted by the Company's Charter, the number of directors was reduced to ten, effective as of the 1996 Annual Meeting.

     The Company's Charter provides that the Board of Directors shall be divided into three classes, and that these three classes shall be as nearly equal in number as possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.) Consistent with this Charter requirement, all four nominees will not stand for full three-year terms.

     Messrs. Brady, Hill and Kennedy have been nominated to serve for terms of three years until the 1999 Annual Meeting and until their successors are duly elected and qualified. Mr. Rochwarger has been nominated to serve for a term of one year until the 1997 Annual Meeting and until his successor is duly elected and qualified. As a result of these actions, there will be two classes of directors, consisting of three directors each, whose terms will expire in 1998 and 1999, respectively, and one class, consisting of four directors, whose terms expire in 1997.

     It is intended that the Proxies will vote for the election of Messrs. Brady, Hill, Kennedy and Rochwarger as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders' proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve or for good cause will not serve. Messrs. Brady, Hill, Kennedy and Rochwarger have consented to being named in this proxy statement and to serve if elected.

     The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

     Set forth below is certain information concerning the four nominees for election and the six directors of the Company whose terms will continue after the 1996 Annual Meeting, including information with respect to their principal occupations during the five years ended September 30, 1995, and certain other positions held by them.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                  MESSRS. BRADY, HILL, KENNEDY AND ROCHWARGER.

          NAME AND YEAR
        BECAME A DIRECTOR
          OF THE COMPANY            AGE(1)               PRINCIPAL OCCUPATION
----------------------------------  ------   ---------------------------------------------
                       NOMINEES FOR ELECTION AS DIRECTORS
                     FOR THREE-YEAR TERMS TO EXPIRE IN 1999

ROBERT T. BRADY...................    56     President, Chief Executive Officer and
  1995                                       Director since 1988 of Moog Inc., a
                                             manufacturer of motion control systems and
                                             components. Director of Acme Electric
                                             Corporation, Astronics Corporation, First
                                             Empire State Corporation and Seneca Foods
                                             Corporation.

WILLIAM J. HILL...................    65     President of National Fuel Gas Distribution
  1995                                       Corporation(2) from June 1989 until his
                                             retirement in October 1995.

BERNARD J. KENNEDY................    64     Chairman of the Board of Directors of the
  1978                                       Company since March 1989, Chief Executive
                                             Officer since August 1988, President since
                                             January 1987. Chairman of the Board of
                                             Associated Electric & Gas Insurance Services
                                             Limited, and the Institute of Gas Technology.
                                             Director of Marine Midland Banks, Inc.,
                                             Merchants Mutual Insurance Company, American
                                             Precision Industries, Inc., American Gas
                                             Association and Interstate Natural Gas
                                             Association of America.

                        NOMINEE FOR ELECTION AS DIRECTOR
                      FOR ONE-YEAR TERM TO EXPIRE IN 1997

LEONARD ROCHWARGER................    70     Chairman of the Board and Chief Executive
  1990, and from                             Officer since January 1990 of Rockmont
  1975 to 1988                               Corporation, an investment company investing
                                             mainly in fixed income securities, Buffalo,
                                             N.Y. United States Ambassador to Fiji from
                                             March 1988 to October 1989.


---------------
(1) As of February 15, 1996.
(2) Wholly owned subsidiary of the Company.

          NAME AND YEAR
        BECAME A DIRECTOR
          OF THE COMPANY            AGE(1)               PRINCIPAL OCCUPATION
----------------------------------  ------   ---------------------------------------------

                      DIRECTORS WHOSE TERMS EXPIRE IN 1997

DAVID N. CAMPBELL.................    54     President since July 1995 of the Systems and
  1983                                       Technologies Division of BBN Corporation, a
                                             technology development company. Former
                                             Chairman of the Board and Chief Executive
                                             Officer from 1984 to September 1994 of
                                             Computer Task Group, Inc. Director of First
                                             Empire State Corporation, Gibraltar Steel
                                             Corporation, and Dunlop Tire Corporation.

EUGENE T. MANN....................    65     Executive Vice President from 1986 until his
  1993                                       retirement in August 1990 of Fleet Financial
                                             Group, a diversified financial services
                                             company, Providence, Rhode Island.

GEORGE H. SCHOFIELD...............    66     Chairman of the Board of Directors from 1986
  1990                                       until his retirement in March 1995, and Chief
                                             Executive Officer from 1985 to October 1994,
                                             of Zurn Industries, Inc., a provider of
                                             products and services for waste-to-energy and
                                             water quality control systems, Erie,
                                             Pennsylvania. Director of The Goodyear Tire &
                                             Rubber Company.

---------------
(1) As of February 15, 1996.

          NAME AND YEAR
        BECAME A DIRECTOR
          OF THE COMPANY            AGE(1)               PRINCIPAL OCCUPATION
----------------------------------  ------   ---------------------------------------------

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

PHILIP C. ACKERMAN................    52     Senior Vice President of the Company since
  1994                                       June 1989 and Vice President from 1980 to
                                             1989. President of National Fuel Gas
                                             Distribution Corporation(2) since October
                                             1995 and Executive Vice President from June
                                             1989 to October 1995, Executive Vice
                                             President of National Fuel Gas Supply
                                             Corporation(2) since October 1994. President
                                             of Seneca Resources Corporation(2) and
                                             certain other nonregulated subsidiaries of
                                             the Company since prior to 1990.

LUIZ F. KAHL......................    59     Chief Executive of BP Advanced Materials and
  1992                                       Carborundum since January 1990. BP Advanced
                                             Materials, a manufacturer of composites, and
                                             Carborundum, a manufacturer of ceramic
                                             materials, are both operating units of
                                             British Petroleum, p.l.c. President since
                                             1984 of The Carborundum Company, Niagara
                                             Falls, New York. Director, Varity
                                             Corporation.

BERNARD S. LEE, PH.D..............    61     President since prior to 1989 of the
  1994                                       Institute of Gas Technology, a not-for-profit
                                             research and educational institution, Des
                                             Plaines, Illinois. Director of Energy
                                             Biosystems Corporation, NUI Corporation and
                                             Peerless Mfg. Co.

---------------
(1) As of February 15, 1996.
(2) Wholly owned subsidiary of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During the Company's fiscal year ended September 30, 1995 ("fiscal 1995"), there were five meetings of the Board of Directors. In addition, certain directors attended meetings of standing or pro tempore committees, including an ad hoc committee to evaluate potential acquisitions by the Company consisting of Messrs. Brown, Kennedy, Mann, and Rochwarger. The entire Board of Directors acts as a nominating committee. There are three standing committees as described below.

     Audit Committee. The Audit Committee held three meetings during fiscal 1995 in order to review the scope and results of the annual audit, to receive reports of the Company's independent public accountants and chief internal auditor, and to prepare a report of the committee's findings and recommendations to the Board of Directors. The committee consists of Messrs. Brown, Campbell, Lee and Schofield.

     Compensation Committee. The Compensation Committee, all of the members of which are non-employee independent directors, held six meetings during fiscal 1995 in order to review and determine the compensation of Company officers, to receive reports and to award stock options, stock appreciation rights, restricted stock and At Risk Awards. The committee administers the Company's 1983 Incentive Stock Option Plan, 1984 Stock Plan, 1993 Award and Option Plan, and Annual At Risk Compensation Incentive Program. The committee consists of Messrs. Brady, Kahl, Mann and Rochwarger.

     Executive Committee. An Executive Committee was established at the September 20, 1995 Board of Directors Meeting, and held no meetings in 1995. The committee has and may exercise the authority of the full Board except as prohibited by N.J.S.A. sec.14A:6-9. This committee will also respond to questions of public policy. The committee consists of Messrs. Brady, Brown, Kahl, Kennedy and Mann.

     During fiscal 1995, all incumbent directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served, except for Robert T. Brady, who was elected a director in March 1995 with the understanding that he would not be able to attend the June 1995 meeting of the Board. Mr. Brady attended all Board and committee meetings thereafter in fiscal 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no "Compensation Committee interlocks" or "insider participation" which the Securities and Exchange Commission (SEC) regulations would require to be disclosed in this proxy statement.

DIRECTORS' COMPENSATION

     Directors who are not officers of the Company or its subsidiaries are paid an annual retainer of $18,000 and a fee of $1,000 for each Board meeting and $800 for each committee meeting attended ($500 if participating by telephone). In addition, in fiscal 1995 Messrs. Brady, Brown, Kahl, Mann, Rochwarger and Schofield received payments of $1,200, $1,000, $200, $200, $1,000 and $1,000, respectively, for additional consultations. Directors who are not officers do not participate in any of the Company's employee benefit or compensation plans. Directors who are officers receive no compensation for serving as directors. Directors who are not and were not officers are covered by the Directors' Retirement Plan. Under this plan, any outside director who has completed five years of Board service or becomes totally and permanently disabled would receive an annual retirement benefit equal to 10% of the annual retainer in effect on the date of retirement multiplied by the number of full years of Board service, but not to exceed 100% of that annual retainer. The retirement benefit would begin upon the later of the director's retirement or age 70, and continue until the earlier of 10 years or the death of the director.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     To the best of the Company's knowledge, there are no beneficial owners of 5% or more of the Common Stock of the Company.

     The following table sets forth for each current director, each nominee for director and each of the executive officers named in the Summary Compensation Table and for all directors and officers as a group, information concerning beneficial ownership of Common Stock of the Company. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed.

                                                       NUMBER OF SHARES OF
                                                          COMMON STOCK
                                                       BENEFICIALLY OWNED       PERCENT OF
                                                       AS OF SEPTEMBER 30,     COMMON STOCK
                        NAME                                  1995                OWNED
-----------------------------------------------------  -------------------     ------------
Philip C. Ackerman(1)(2)(3)(4).......................         206,273                  *
Robert T. Brady......................................             100                  *
John M. Brown(5).....................................          48,865                  *
David N. Campbell....................................           1,440                  *
Richard Hare(1)(2)(3)(6).............................         167,875                  *
William J. Hill(1)(2)................................         177,141                  *
Luiz F. Kahl(7)......................................             650                  *
Bernard J. Kennedy(1)(2)(3)..........................         359,132                  *
Bernard S. Lee.......................................           1,000                  *
Eugene T. Mann.......................................             750                  *
Leonard Rochwarger...................................           1,280                  *
George H. Schofield..................................           2,436                  *
Directors and Officers as a Group (15
  individuals)(8)(9).................................       1,163,894              3.109%

---------------
  * Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on September 30, 1995.

(1) Includes shares held in the Company's Thrift Plan, Employee Stock Ownership Plan for Supervisory Employees ("ESOP") and Tax-Deferred Savings Plan for Non-Union

    Employees ("TDSP"), respectively, as follows: Bernard J. Kennedy, 9,207, 7,765 and 4,545 shares; Philip C. Ackerman, 3,309, 5,435 and 3,375 shares; Richard Hare, 0, 5,559 and 2,720 shares; William J. Hill, 3,510, 5,405 and 3,465 shares; and all current directors and officers as a group (15 individuals), 22,566, 37,818 and 21,655 shares. The beneficial owners of the shares have sole voting power with respect to shares held in the Thrift Plan, ESOP and TDSP, but do not have investment power respecting those shares until they are distributed.

(2) Includes shares with respect to which each of the named individuals, and all current directors and officers as a group (15 individuals), have the right to acquire ownership within 60 days of September 30, 1995, through the exercise of stock options granted under the 1983 Incentive Stock Option Plan, the 1984 Stock Plan and the 1993 Award and Option Plan as follows:
    178,100 shares for Mr. Kennedy, 124,500 shares for Mr. Ackerman, 100,400 shares for Mr. Hare, 132,000 shares for Mr. Hill and 663,727 shares for all current directors and officers as a group (15 individuals). Of the options for the 535,000 shares exercisable by executive officers set forth above, 250,000 (or 47%) were exercisable only at a price which was above the market value of the Company's Common Stock on September 30, 1995.

(3) Includes shares of restricted stock awarded in fiscal 1994 under the 1993 Award and Option Plan, certain restrictions on which had not lapsed as of September 30, 1995, as follows: 59,242 shares for Mr. Kennedy, 27,300 shares for Mr. Ackerman, 26,952 shares for Mr. Hare and 113,494 shares for all current directors and officers as a group (15 individuals). Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

(4) Includes 500 shares held by Mr. Ackerman's wife in trust for her mother, as to which shares Mr. Ackerman does not admit beneficial ownership, and 240 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

(5) Includes 6,489 shares owned by Mr. Brown's wife as to which Mr. Brown shares voting and investment power.

(6) Includes 6,500 shares owned by Mr. Hare's wife as to which Mr. Hare shares voting and investment power.

(7) Mr. Kahl shares voting and investment power with his wife with respect to all 650 shares.

(8) See notes (1) through (7) above.

(9) Includes 21,454 shares with respect to which one or another of the officers of the Company, not including the executive officers named in the Summary Compensation Table, shares voting and investment power with his wife.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

  General

     The Compensation Committee (the Committee) sets the base salaries of the Company's executive officers, makes awards and sets goals for the Company's executive officers and others under the Annual At Risk Compensation Incentive Program, and makes awards to executive officers and others under various compensation plans as described below. The Committee consists exclusively of non-employee independent directors, appointed by resolution of the entire Board of Directors. No member of the Committee is permitted to receive any award under any plan administered by the Committee.

     The Committee's objective is to set executive compensation at levels which
(i) are fair and reasonable to the stockholders, (ii) link executive compensation to long-term and short-term interests of the stockholders and (iii) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

     Fairness to the stockholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing the Company's executive compensation with the compensation of executives at other companies in the applicable labor market. The Committee sets the total direct compensation of the executive officers at least annually with reference to an appropriate peer group. The Committee's overall goal is to achieve above-average performance by the Company and its executives by affording the executives the opportunity to earn above-average direct compensation (base salary, annual at risk compensation and long-term incentive compensation) for above-average performance. More specifically, the various elements of direct compensation are intended to work in concert so that each executive's compensation would be approximately at the median (50th percentile) for median performance by the Company and the executive, at the 75th percentile for 75th percentile-level performance by the Company and the executive, and so forth. The actual amount of compensation earned in a fiscal year depends on the performance of the Company and the individual executive officer.

     The peer group consists of publicly-traded companies (not including the Company) which are engaged in one or more of the Company's primary lines of business (natural gas distribution, transmission, storage and production). All companies in the peer group generally have annual net income between 25% and 450% of the Company's net income. There are currently 19 companies in this group, which is subject to change from time to time at the discretion of the Committee.

     The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns. Thus, the companies in the compensation peer group are not the same as the companies reflected in the indices displayed in the Comparison of Five-Year Cumulative Total Returns graph included in this proxy statement on page 19.

     The executive officers' compensation is linked to the long-term interests of the stockholders by making a significant part of each executive officer's potential compensation depend on the price of the Company's Common Stock on the open market. The Committee awards stock appreciation rights (SARs) and options to buy Company Common Stock, both of which have value only to the extent the market price of the Company's Common Stock increases after the date of an award. The Committee also has awarded restricted stock, which increases or decreases in value to the same extent as the Company's Common Stock. Dividends are paid on restricted stock and on the shares held for employees (including executive officers) in various employee benefit plans, so executive officers benefit directly from dividends paid on the Company's Common Stock.

     Linking the executive officers' compensation to the short-term interests of the stockholders is done by making a significant part of each executive officer's potential compensation for a fiscal year depend upon the achievement of specific goals during that fiscal year, especially earnings per share. The Annual At Risk Compensation Incentive Program (the "At Risk Program") is described in more detail below. In addition to being fair to stockholders, linking the executive officers' compensation to the success of the Company also serves to attract, retain and motivate those officers, especially while the Company continues to be successful.

     The retention of officers is also accomplished by utilizing forms of compensation which either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time. For example, all options and SARs awarded to date remain exercisable for 10 years if the executive officer remains with the Company. All restricted stock awards do not completely vest in the executive officer unless he remains with the Company for a specified number of years after the award. The Executive Retirement Plan pays no benefits if the executive officer leaves the Company before age 55 and has substantial reductions for retirement before age 65. An executive officer forfeits a portion of the interest payable under the Deferred Compensation Plan if he leaves the Company before age 55.

     Specific components of executive officers' compensation earned or paid in fiscal 1995 are discussed below.

  Base Salary and Annual At Risk Incentive

     The Summary Compensation Table on page 15 includes in the "Base Salary" column each executive officer's base salary earned during fiscal 1995 (which began on October 1, 1994). Executive officers' base salaries are set on a calendar year basis, based on (i) the completed accounting on the fiscal year just completed for the Company and each subsidiary, and (ii) available data on the Company's peer group. So the first three months of the executive officers' fiscal 1995 base salaries were set in December 1993, and the last nine months of their fiscal 1995 base salaries were set in December 1994.

     As of December 1993, the Company's return on equity for fiscal 1993 and the Company's average return on equity over the five years ended 1993 were both at approximately the median of its peer group. At that point, Mr. Kennedy's salary plus annual incentive target was a little less than 2% below the average for CEO positions of comparable size in general industry and 10% above the average for CEO positions in utilities nationwide. Mr. Ackerman's salary plus annual incentive target was 16% below the average for positions of comparable responsibility in general industry and 26% below the average for gas companies nationwide. Mr. Hill's salary plus annual incentive target was 3% below the average for positions of comparable responsibility in general industry and 14% below the average for gas companies nationwide. Mr. Hare's salary plus annual incentive target was 13% below the average for positions of comparable responsibility in general industry and 23% below the average for gas companies nationwide.

     As of December 1994, the Company's return on equity and total return to shareholders over the three most recently completed years (1991-93) were both at approximately the 75th percentile of its peer group. The Committee set the calendar 1995 salary of Mr. Kennedy (the CEO) at 91% of the 75th percentile for his peer group. The Committee set the base salaries of the other executive officers at the following percentages of the 75th percentile for their respective peer groups: Mr. Ackerman, 82%; Mr. Hill, 95%; and Mr. Hare, 85%.

     The Summary Compensation Table on page 15 includes in the "LTIP [long-term incentive plan] Payouts" column the amount each executive officer earned in fiscal 1995 under the At Risk Program. These payments are considered by the SEC to be "long-term" incentives because payments are based on the rolling average of performance during the two fiscal years most recently completed. The range of potential At Risk Program awards for fiscal 1995 is set out in the Long-Term Incentive Plan Table on page 18.

     During the first quarter of fiscal 1995, the Committee set At Risk Program goals and ranges of potential payments for each executive officer for fiscal 1995. These were intended, when taken together with base salaries, to provide total direct cash compensation beginning at the median for median performance and progressing upward from there so that, for example, 75th percentile-level performance would generate 75th percentile-level compensation.

     During the first quarter of fiscal 1996, the Committee (i) rated each executive officer's fiscal 1995 performance against his fiscal 1995 At Risk Program goals (principally earnings per share), and (ii) calculated the At Risk Program payments to be made for fiscal 1995 to each executive officer based on the average of his performance ratings for fiscal years 1994 and 1995.

     Mr. Kennedy was given the opportunity to earn a fiscal 1995 At Risk Program payment equal to 22% of his fiscal 1995 base salary for achieving target goals, and up to 44% of his fiscal 1995 base salary for substantially exceeding those goals.

     Messrs. Ackerman and Hare were each given the opportunity to earn a fiscal 1995 At Risk Program payment equal to 10% of his fiscal 1995 base salary for achieving target goals, and up to 20% of his fiscal 1995 base salary for substantially exceeding those goals.

     Mr. Hill was given the opportunity to earn a fiscal 1995 At Risk Program payment equal to 15% of his fiscal 1995 base salary for achieving target goals, and up to 30% of his fiscal 1995 base salary for substantially exceeding those goals.

     For 1995, the Committee developed and adopted specific At Risk Program target goals for each executive officer. Goals for fiscal 1995 were:

     Mr. Kennedy, as Chief Executive Officer: a specified level of Company earnings per share (weighted as 75% of the formula) and customer service/other goals (weighted as 25% of the formula). Company earnings per share must reach 107% of the target to trigger the maximum annual incentive award to Mr. Kennedy or any other executive officer. In addition, Mr. Kennedy's summary rating for customer service/other goals would have to be "Substantially Exceeds Expectations" to trigger the maximum award.

     Mr. Ackerman, as President of the non-regulated subsidiaries and chief financial officer: a specified level of Company earnings per share (weighted as 45% of the formula), a specified level of net income for his subsidiaries (weighted as 30% of the formula), and customer service/other goals (weighted as 25% of the formula). Mr. Ackerman's subsidiaries would have to achieve 150% of the targeted net income, and his summary rating for customer service/other goals would have to be "Substantially Exceeds Expectations," to trigger the maximum award.

     Mr. Hare, as President of the regulated interstate pipeline and storage business: a specified level of Company earnings per share (weighted as 20% of the formula), a specified level of net income for his subsidiary (weighted as 40% of the formula), and customer service/other goals (weighted as 40% of the formula). Mr. Hare's subsidiary would have to achieve 115% of targeted net income, and his summary rating for customer service/other goals would have to be "Substantially Exceeds Expectations," to trigger the maximum award.

     Mr. Hill, as President of the regulated utility business: a specified level of Company earnings per share (weighted as 10% of the formula), a specified level of net income for his subsidiary (weighted as 30% of the formula), and customer service/other goals (weighted as 60% of the formula to reflect the importance of utility ratepayer satisfaction). Mr. Hill's subsidiary would have to achieve 115% of the targeted net income, and his summary rating for customer service/other goals would have to be "Substantially Exceeds Expectations," to trigger the maximum award.

     The Summary Compensation Table on page 15 shows each executive officer's At Risk Program award earned for fiscal 1995, based on the Committee's evaluations finalized after the close of the fiscal year. For performance during fiscal years 1994 and 1995, Mr. Kennedy earned an incentive equal to 30% of his fiscal 1995 base salary, Mr. Ackerman earned an incentive equal to 13% of his fiscal 1995 base salary, Mr. Hare earned an incentive equal to 13% of his fiscal 1995 base salary, and Mr. Hill earned an incentive equal to 22% of his fiscal 1995 base salary.

  Stock Options, SARs and Restricted Stock

     Stock options, stock appreciation rights (SARs) and restricted stock represent the longer-term incentive and retention component of the executive compensation package. One of the Committee's goals is to keep each executive officer's total base salary, At Risk Program award and longer-term incentive at approximately that percentile of the executive officer's peer group's compensation which corresponds to the percentile of the Company's performance versus its peer group.

     The Company's total return to stockholders, with dividends reinvested in stock, for the five-year period ended November 1995 was at about the 80th percentile of its peer group. For the one-year period ended December 1, 1995, the Company was at about the 33rd percentile.

     The one-year and five-year weighted average total returns (with dividends reinvested in stock) were used to rank the peer group companies and group them into quartiles. The Company's total returns were used to place it in the appropriate quartile. Each of the Company's executive officer's total direct compensation (base salary, At Risk Program award and other long-term incentive compensation) was compared to the total direct compensation of the equivalent officers in the appropriate quartile. Making this comparison for both the five-year and one-year total returns yields a range for each executive officer. The fiscal 1995 total direct compensation of each of the Company's executive officers fell within or below that range.

     In deciding to award options, SARs or restricted stock, the Committee also takes into account both subjective (non-quantifiable) factors and quantifiable factors, such as the executive officer's performance of his assigned goals under the At Risk Program. Options, SARs and restricted stock are each longer-term incentives designed to create an identity of interest between executives and stockholders and to orient executives to the long-term interests of the Company. For several years, each executive officer has received regular awards under these programs according to policies designed to provide long-term opportunities which are in a consistent range as a percentage of cash compensation (base salary plus At Risk Program payments) considering stock price, dividend yield and market-to-book ratio.

     During fiscal 1995, the Committee awarded to each executive officer options to buy stock in the future at the market price on the award date, plus an equal number of SARs with the same exercise price. None of the options or SARs awarded can be exercised for one year after the award date, and all of them expire no later than 10 years after the award date. If the options and SARs issued to executive officers in fiscal 1995 could have been exercised at the end of fiscal 1995, the executive officers would have realized about $0.81 per share, or a total of about $280,000 for all four officers. The Option/SAR Grants in Fiscal 1995 table on page 16 shows the terms of each award.

     None of the executive officers were awarded restricted stock in fiscal 1995. The awards of restricted stock made in fiscal 1994 will "vest" in increments of one-sixth of that award each January 2 from 1996 through 2001. The Summary Compensation Table on page 15 contains additional information on the 1994 restricted stock awards to executive officers.

  Benefits Based on Retirement or Death, or Under Plans

     Benefits payable under the Retirement Plan, the Executive Retirement Plan, the split-dollar whole-life insurance program (or equivalent death benefit for Mr. Hill) and the Deferred Compensation Plan are based on retirement or death. Estimated benefits payable under the Retirement Plan are shown in the pension plan table on page 21. Company payments under the insurance programs are shown as part of "All Other Compensation" on the Summary Compensation Table on page 15.

     Other benefits available under established plans which apply to all supervisory employees include the Company's contributions of Common Stock to the Tax-Deferred Savings Plan (a 401(k) plan) to match a portion of the executive's contributions, and the Company's payments related to the Employee Stock Ownership Plan for Supervisory Employees, and the Deferred Compensation Plan. Neither the Company nor the Committee made any material changes in any of these plans, nor any material changes in any of the "miscellaneous minor perquisites and personal benefits" discussed in footnote (2) of the Summary Compensation Table.

  Compensation of Chief Executive Officer

     The bases for Mr. Kennedy's fiscal 1995 base salary and At Risk Program award, including the Committee's goals and methodology, are discussed earlier in this report under the heading Base Salary and Annual At Risk Incentive. The bases for Mr. Kennedy's other fiscal 1995 long-term incentive awards are discussed earlier in this report under the heading Stock Options, SARs and Restricted Stock.

     Specifically, the average total direct annual compensation of chief executive officers of peer group companies in the Company's quartile based on one-year total returns to stockholders was $2,252,184, and based on five-year total return was $2,911,549. Mr. Kennedy's actual 1995 total direct compensation was 31% below the average based on one-year total return to stockholders, and 47% below the average based on five-year total return to stockholders.

  Policy With Respect to Qualifying Compensation Paid to Executive Officers For Deductibility Under Section 162(m) of the Internal Revenue Code

     The Committee intends that, whenever reasonably possible, compensation paid to its managers, including its executive officers, should be deductible for federal income tax purposes. Compensation paid under the At Risk Program qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. All compensation paid to or earned by the executive officers in fiscal 1995 was deductible for federal income tax purposes.

                                           COMPENSATION COMMITTEE

                                           Leonard Rochwarger, Chairman
                                           Robert T. Brady
                                           Luiz F. Kahl
                                           Eugene T. Mann

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information with respect to compensation paid by the Company and its subsidiaries for services rendered during the last three fiscal years to the Chief Executive Officer and each of the other three executive officers for the fiscal year ended September 30, 1995 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                   --------------------------------  ----------------------------------
                                                                             AWARDS           PAYOUTS
                                                                     ----------------------  ----------
                                                                                 SECURITIES              ALL OTHER
                                                       OTHER ANNUAL  RESTRICTED  UNDERLYING               COMPEN-
    NAME AND PRINCIPAL     FISCAL    BASE                COMPEN-       STOCK      OPTIONS/      LTIP      SATION
         POSITION           YEAR    SALARY   BONUS (1)  SATION (2)   AWARDS (3)   SARS (#)   PAYOUTS(1)     (4)
-------------------------- ------  --------- --------- ------------  ----------  ----------  ----------  ---------
Bernard J. Kennedy........ 1995    $ 788,150 $       0      $0       $        0    150,000    $236,000   $ 152,430
Chairman of the Board of   1994      688,150         0       0        2,036,444     90,000     276,000     173,903
Directors, Chief Executive 1993      597,399   240,000       0                0    150,000           0     182,626
Officer and President
Philip C. Ackerman........ 1995      365,612         0       0                0     70,000      49,000      77,680
Senior Vice President of   1994      348,050         0       0          938,438     55,000      65,000      72,532
the Company and            1993      329,425    60,000       0                0     95,000           0      82,209
President of certain
subsidiaries
Richard Hare.............. 1995      365,612         0       0                0     60,000      47,000      68,344
President of National..... 1994      348,050         0       0          926,475     55,000      60,000      70,577
Fuel Gas Supply            1993..    329,425    55,000       0                0     95,000           0      70,937
Corporation
William J. Hill........... 1995      404,775         0       0                0     65,000      88,000      48,227
President of National Fuel 1994      383,312         0       0                0     65,000      80,000      42,689
Gas Distribution           1993      347,110    70,000       0                0    100,000           0      52,564
Corporation

---------------
(1) In fiscal years 1993, 1994 and 1995, the executive officers earned payments under the Annual At Risk Compensation Incentive Program, which payments were made in December 1993, December 1994 and December 1995, respectively. Because the award for fiscal 1993 was based solely on performance in fiscal 1993 (the first year of that program), it must be shown in the Bonus column under Annual Compensation. In fiscal 1994 and 1995, awards under that program were based on performance in both that fiscal year and the preceding fiscal year, so the award is shown in the LTIP Payouts column under Long-Term Compensation.

(2) Excludes perquisites or personal benefits because, for each executive officer, the cost to the Company of all such items was less than $50,000 and less than 10% of that executive's base salary and bonus, if any, for each fiscal year listed.

(3) As required by SEC regulations, the dollar value of the restricted stock shown in the table has been calculated as of the date of the award ($34.375 per share), even though the executive officers could not realize that value on that date. At September 30, 1995 (based on the closing market stock price of $28.75), the number and market value of all unvested shares of restricted stock held by each of the named executive officers were as follows: for Mr. Kennedy, 59,242, $1,703,208; for Mr. Ackerman, 27,300, $784,875; and for Mr. Hare, 26,952, $774,870. Dividends are paid on all shares of restricted stock. On January 2, 1996, some restrictions on one-sixth of the shares of restricted stock held by each individual lapsed, as follows: Mr. Kennedy, 9,874 shares;

     Mr. Ackerman, 4,550 shares; and Mr. Hare, 4,492 shares. Some restrictions on the remaining shares of restricted stock lapse in equal amounts on each of the following dates: January 2, 1997, January 2, 1998, January 2, 1999, January 2, 2000 and January 2, 2001. The only restriction which would not lapse as described above is the requirement that restricted stock may not be transferred until the earliest of (a) six years from the date the other restrictions lapse; (b) the recipient's attainment of age 65; or (c) the recipient's death.

(4) In fiscal 1995, the Company paid, contributed or accrued for Messrs. Kennedy, Ackerman, Hare and Hill $5,241, $7,491, $6,867 and $7,491, respectively, under the Tax-Deferred Savings Plan; $58,408, $18,943, $19,226 and $22,367, respectively, under a provision of the Deferred Compensation Plan which pays all participants a sum intended to replace amounts which they will not receive as Company-matching contributions under the Tax-Deferred Savings Plan as a result of tax law limits or other tax considerations; $6,452, $4,456, $4,561 and $4,432, respectively, under a program that passes through to employees the Company's tax savings associated with payment of dividends on Employee Stock Ownership Plan shares; $23,955, $9,258, $8,288 and $9,895, respectively, as above-market interest under the Deferred Compensation Plan (which amount, in the case of Mr. Ackerman, could be forfeited); and $58,374, $37,532, $29,402 and $4,042, respectively, as the dollar value of split-dollar or other life insurance benefits paid for by the Company.

STOCK OPTION GRANT TABLE

     The following table sets forth information with respect to options to purchase shares of Common Stock and stock appreciation rights (SARs) awarded during fiscal 1995 to the named executive officers pursuant to plans approved by the Company's stockholders.

                      OPTION/SAR GRANTS IN FISCAL 1995 (1)

                                                    INDIVIDUAL GRANTS
                           -------------------------------------------------------------------
                                            % OF TOTAL
                             NUMBER OF     OPTIONS/SARS
                             SECURITIES     GRANTED TO     EXERCISE
                             UNDERLYING     EMPLOYEES      OR BASE                 GRANT DATE
                            OPTIONS/SARS    IN FISCAL     PRICE PER    EXPIRATION    PRESENT
          NAME               GRANTED(#)        YEAR      SHARE($/SH)      DATE     VALUE($)(2)
-------------------------  --------------  ------------  ------------  ----------  -----------
Bernard J. Kennedy.......  75,000 options      14.0%       $27.9375      8/2005     $ 265,500
                           75,000 SARs         14.0%        27.9375      8/2005       265,500
Philip C. Ackerman.......  35,000 options       6.5%        27.9375      8/2005       123,900
                           35,000 SARs          6.5%        27.9375      8/2005       123,900
Richard Hare.............  30,000 options       5.6%        27.9375      8/2005       106,200
                           30,000 SARs          5.6%        27.9375      8/2005       106,200
William J. Hill..........  32,500 options       6.1%        27.9375      8/2005       115,050
                           32,500 SARs          6.1%        27.9375      8/2005       115,050

---------------
(1) The options and SARs shown on this table were granted under the 1993 Award and Option Plan and can be exercised at any time during the nine years preceding the expiration date if the holder remains with the Company. These options and SARs terminate upon termination of employment, except that upon termination of employment for any reason other than discharge for cause or voluntary resignation prior to age 60, most of such options and SARs may be exercised within five years after termination of employment. Payment of the exercise price may be in cash or by tendering shares of Company Common Stock.

(2) This column shows the hypothetical value of these options and SARs according to a binomial option pricing model which is a modification of the Black-Scholes option pricing model, and which assumes a quarterly dividend yield of 1.44%, an annual expected return of 10.437%, an annual standard deviation (volatility) of 15.14%, and a risk-free rate of 5.64%. Whether the assumptions used will prove accurate cannot be known at the date of grant. The model produces a value based on freely tradeable securities, which the options and SARs are not. Because these options and SARs are not transferable, the "Grant Date Present Value" shown cannot presently be realized by the holder. The holder can derive a benefit only to the extent the market value of Company Common Stock is higher than the exercise price at the date of actual exercise.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

     The following table sets forth as to each named executive officer information with respect to stock option and SAR exercises during fiscal 1995 and the number and value of unexercised options and SARs at September 30, 1995.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1995
                  AND OPTION/SAR VALUES ON SEPTEMBER 30, 1995

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          NUMBER OF                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SECURITIES                        OPTIONS/SARS AT               OPTIONS/SARS AT
                          UNDERLYING                           FY-END(#)                   FY-END($)(2)
                         OPTIONS/SARS      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISED(#)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------  ------------   -----------   -----------   -------------   -----------   -------------
Bernard J. Kennedy.....     11,000        $78,719       367,200        150,000       $ 528,581      $ 121,875
Philip C. Ackerman.....          0              0       239,500         70,000         414,000         56,875
Richard Hare...........          0              0       199,150         60,000         105,178         48,750
William J. Hill........          0              0       254,500         65,000         371,500         52,813

---------------
(1) Market value of stock at exercise less exercise price or base price.

(2) Market value of stock at fiscal year-end less exercise price or base price.

LONG-TERM INCENTIVE PLAN AWARD TABLE

     The following table sets forth information with respect to long-term incentive plan awards made during fiscal 1995 to the named executives pursuant to the At Risk Program.

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 1995

                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                      PERFORMANCE        NON-STOCK PRICE-BASED PLANS(1)
                                      PERIOD UNTIL       -------------------------------
             NAME                      MATURATION        THRESHOLD    TARGET    MAXIMUM
-------------------------------  ----------------------  ---------   --------   --------
Bernard J. Kennedy.............  2 years ended 9/30/95      $ 0      $173,393   $346,786
Philip C. Ackerman.............  2 years ended 9/30/95        0        36,561     73,122
Richard Hare...................  2 years ended 9/30/95        0        36,561     73,122
William J. Hill................  2 years ended 9/30/95        0        60,716    121,433

---------------
(1) This table describes the sole At Risk Program opportunity which was made to each executive officer in fiscal 1995 based on the rolling two-year average of performance in fiscal 1994 and fiscal 1995. The actual amounts awarded and paid for fiscal 1995 under the At Risk Program are shown in the Summary Compensation Table on page 15 in the LTIP Payouts column.

CORPORATE PERFORMANCE GRAPH

     The following graph compares the yearly cumulative stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and the Standard & Poor's Utilities Index ("S&P Utilities") for a period of five years commencing September 30, 1990, and ended September 30, 1995.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

                           FISCAL YEARS 1991 -- 1995

      MEASUREMENT PERIOD                                          S&P
    (FISCAL YEAR COVERED)        NATIONAL FUEL      S&P 500    UTILITIES
1990                                 $100            $100        $100
1991                                  109             132         116
1992                                  124             146         133
1993                                  180             165         164
1994                                  156             171         143
1995                                  159             221         182

* Assumes $100.00 invested on September 30, 1990, and reinvestment of dividends.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Kennedy entered into an employment agreement with the Company on September 17, 1981, which was most recently extended as of September 20, 1991. The agreement is effective until September 1, 1996, subject to earlier termination in the event of his death or disability. The agreement preserves, as a minimum level of compensation, monthly compensation levels as are in effect from time to time.

     Messrs. Ackerman, Hare and Hill entered into agreements with the Company dated May 1, 1992, that are to become effective in the event of a defined change of control of the Company. They preserve as a minimum, for the three years following such change of control, the annual salary levels and employee benefits as are then in effect for these executives and provide that, in the event of certain terminations of employment, these executives shall receive severance payments up to 2.99 times their respective annual base salaries prior to termination, plus continuation of certain employee benefits for three years or receipt of the value of such benefits, minus amounts earned through other employment over such three-year period.

RETIREMENT BENEFITS

     The Company's Retirement Plan is a noncontributory, defined-benefit pension plan covering substantially all employees of the Company and its subsidiaries. In general, the Retirement Plan provides a lifetime annuity at age 65 to a retired employee in an annual amount equal to 1 1/4% of "final average salary" up to $7,800 plus 1 1/2% of "final average salary" in excess of $7,800, multiplied by years of service rendered after becoming covered by the Retirement Plan, to a maximum of 40 years. For most employees, "final average salary" for purposes of the Retirement Plan basically is the average of an employee's annual base salary for the 60 highest consecutive months out of the last 120 months of employment.

     Normal retirement is at age 65. Early retirement with unreduced benefits is available to all employees at age 60. Early retirement with reduced benefits is available at age 55 to all employees that have at least 10 years of vesting service. Generally, retirement benefits under the Retirement Plan are not subject to reduction for Social Security benefits or other offset amounts.

     The Company's Executive Retirement Plan is a noncontributory, defined-benefit pension plan that covers all executive officers and most other officers of the Company and its subsidiaries. The Executive Retirement Plan provides retirement benefits to eligible officers in the same form as, and in addition to, basic retirement benefits provided them under the Retirement Plan. It restores benefit reductions, if any, under the Retirement Plan caused by participation in the Deferred Compensation Plan and provides retirement benefits to such officers without regard to the Internal Revenue Code dollar ceilings and other limits that reduce many officers' Retirement Plan benefits. In general, the Executive Retirement Plan would provide supplemental benefits in the form of a monthly 50% joint and survivor life annuity payment (i.e., a lifetime annuity) beginning at age 65 to a retiring eligible officer and surviving spouse. (The retiree may instead elect other forms of annuity, such as a single life annuity, but the Company estimates that the executive officers will elect the 50% joint and survivor annuity.) Based on that estimate, and assuming that the officer and his spouse are the same age, such officer's annual annuity payment will be equal to 87.3% of the sum of (a) 1.97% times the first 30 years of service plus (b) 1.32% times the next 10 years of service, multiplied by (c) "final average salary," as defined below; this product will then be offset by Retirement Plan benefits and a portion of Social Security benefits to be received. A surviving spouse of a retiree would receive 50% of the above-described annual annuity payment under the Executive Retirement Plan, plus payments under the Retirement Plan applicable to all employees. Reduced benefits are available for eligible officers who retire prior to age 65 and as early as age 55, provided they have at least five years of service. The Executive Retirement Plan also has a lump sum payout provision. The only eligible people who retired in fiscal 1995 elected not to take this benefit in a lump sum.

     "Final average salary" for purposes of the Executive Retirement Plan basically is the average of an employee's annualized cash compensation for the 60 months during the 10 years prior to retirement which produces the highest average. Under the Executive Retirement Plan, "annual cash compensation" consists of base salary plus cash payments, if any, earned under the At Risk Program.

     The following table shows annual 50% joint and survivor life annuity benefits payable under the Retirement Plan and Executive Retirement Plan together to eligible officers retiring currently at the normal retirement age of 65 with a spouse of the same age. Forms of benefit payment other than the 50% joint and survivor life annuity, or retirement prior to age 65, would result in different annual benefits to eligible officers.

                       ESTIMATED ANNUAL RETIREMENT BENEFITS
  FIVE-YEAR          FOR YEARS OF BENEFIT SERVICE CREDITED(1)
FINAL AVERAGE     -----------------------------------------------
SALARY(2)(3)         25           30           35           40
-------------     --------     --------     --------     --------
 $   300,000      $124,900     $149,880     $166,348     $182,817
     600,000       253,886      304,663      338,417      372,170
     900,000       382,872      459,446      510,485      561,524
   1,200,000       511,857      614,229      682,553      750,878
   1,500,000       640,843      769,012      854,622      940,231

---------------
(1) The service credited for retirement benefit purposes to the officers named in the Summary Compensation Table, as of September 30, 1995, is as follows:
    Mr. Kennedy, 37 years, 1 month; Mr. Ackerman, 27 years, 2 months; Mr. Hare, 20 years; and Mr. Hill, 40 years.

(2) Compensation covered for retirement benefit purposes is more than the amounts appearing in the three "annual compensation" columns of the Summary Compensation Table on page 15, because of the inclusion of At Risk Program awards which are considered "long-term compensation". Accordingly, the covered current compensation as of September 30, 1995, is as follows: Mr. Kennedy, $1,089,150; Mr. Ackerman, $435,000; Mr. Hare, $430,000; and Mr.
    Hill, $488,800.

(3) Benefits described in this table reflect the partial offset for Social Security benefits described above.

                   2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the 1996 Annual Meeting, stockholders will be asked to appoint Price Waterhouse LLP as independent accountants for the Company's fiscal year ending September 30, 1996 ("fiscal 1996"). If appointed, Price Waterhouse LLP will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 1996.

     Representatives of that firm have regularly attended the Company's annual meetings and are expected to attend this year. These representatives shall have the opportunity to make a statement, if they desire, and are expected to be available to respond to questions.

     The affirmative vote of a majority of the votes cast with respect to the appointment of independent accountants by the holders of shares of Common Stock entitled to vote is required for the appointment of Price Waterhouse LLP as independent accountants. If the necessary votes are not received, or if Price Waterhouse LLP declines to accept or otherwise becomes incapable of accepting or exercising the appointment, or its services are otherwise discontinued, the Board of Directors will appoint other independent accountants. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for the appointment of Price Waterhouse LLP as independent accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS APPOINTMENT.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with during fiscal 1995.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business that will be presented for consideration at the meeting except as set forth above. However, if any other business is properly brought before the meeting, or any adjournment thereof, the Proxies will vote in regard thereto according to their discretion.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals that security holders intend to present at the 1997 Annual Meeting of Stockholders must be received at the principal offices of the Company not later than September 6, 1996, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                ANNA MARIE CELLINO
                                                Secretary

January 5, 1996

                                                       VOTING INSTRUCTION CARD

                NATIONAL FUEL GAS COMPANY EMPLOYEE BENEFIT PLANS

    THIS VOTING INSTRUCTION CARD SOLICITED BY THE BOARD OF DIRECTORS FOR USE
            AT THE ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 15, 1996

I have received the letter dated January 5, 1996, from the Administrative Committee of National Fuel Gas Company's employee benefit plans, with enclosures, concerning the Annual Meeting of Stockholders of National Fuel Gas Company to be held on February 15, 1996. I have also received a copy of the Company's 1995 Annual Report.

I hereby instruct Chemical Bank, as Trustee of the National Fuel Gas Company Employee Stock Ownership Plans and the National Fuel Gas Company Employees' Thrift Plan, and Vanguard Fiduciary Trust Company, as Trustee of the National Fuel Gas Company Tax-Deferred Savings Plans, at such Annual Meeting, or at any adjournment thereof, to vote the Common Stock of the Company held on my behalf by you in said employee benefit plans as I have directed, on each of the items on the reverse side of this voting instruction card.

 THESE INSTRUCTIONS MAY BE REVOKED BY WRITTEN NOTICE TO THE RESPECTIVE TRUSTEES
     AT THE ADDRESSES LISTED BELOW RECEIVED ON OR BEFORE FEBRUARY 13, 1996.

   Chemical Bank                          Vanguard Fiduciary Trust Company
   c/o National Fuel Gas Company          P.O. Box 2600
   P.O. Box 842                           Valley Forge, PA 19482
   Midtown Station
   New York, NY 10138-0848

         THIS VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS VOTING INSTRUCTION CARD INSTRUCTS THE TRUSTEES HOW TO VOTE SHARES HELD BY                          Please mark
YOU IN NATIONAL FUEL GAS COMPANY'S EMPLOYEE BENEFIT PLANS. IF NO INSTRUCTIONS                           your choice
ARE GIVEN, THE SHARES MAY NOT BE VOTED.                                                      P / X /     like this


---------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
---------------------------------------------------------------------------------------------------------------------------

Item 1 -- Election of the following      FOR all nominees     WITHHOLD    Item 2 -- Appointment of
          nominees as Directors:        (except as marked     for all               independent
                                           to the left)       nominees              accountants    FOR   AGAINST    ABSTAIN
          For three-year terms which
           expire in 1999 -- R.T. Brady,     / /                / /                                / /     / /        / /
           W.J. Hill and B.J. Kennedy
          For a one-year term which
           expires in 1997 --
           L. Rochwarger

WITHHOLD for the following only. Write name(s) below.


-----------------------------------------------------


(SIGNATURE OF STOCKHOLDER(S)) _____________________________________________________________________ DATED: __________, 1996
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD AND RETURN THE CARD IN THE ENCLOSED
      ENVELOPE ON OR BEFORE FEBRUARY 7, 1996.

                           NATIONAL FUEL GAS COMPANY                      PROXY

  THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING
                       OF STOCKHOLDERS, FEBRUARY 15, 1996

PROXY: B.J. Kennedy, P.C. Ackerman, and A.M. Cellino, and each or any of them, with full power of substitution and revocation in each, are hereby appointed by the undersigned as Proxies to vote all the shares of Common Stock held of record by the undersigned on December 18, 1995, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items below and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof.

------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2
------------------------------------------------------------------
  Item 1--Election of the following nominees as Directors:

    For three-year terms which expire in 1999--R.T. Brady, W.J. Hill and B.J. Kennedy

    For a one-year term which expires in 1997--L. Rochwarger

         FOR all nominees                    WITHHOLD            WITHHOLD for the following only. Write name(s) below.
  (except as marked to the right)         for all nominees
              ---                              ---
              / /                              / /               -----------------------------------------------------
              ---                              ---

------------------------------------------------------------------
  Item 2--Appointment of independent accountants

           For                 Against               Abstain
           ---                   ---                   ---
           / /                   / /                   / /
           ---                   ---                   ---
------------------------------------------------------------------
                     (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY.)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN WITH RESPECT TO ALL OR SOME ITEMS, AS TO SUCH ITEMS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. FAILURE TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE FOR DIRECTOR SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE FOR SUCH NOMINEE'S ELECTION. FAILURE TO VOTE ON ANY OTHER MATTER SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE WITH RESPECT TO EACH SUCH MATTER.

                        THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENT PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT.


                                        ------------------------------------
                                        Signature


                                        ------------------------------------
                                        Signature


                                        Date _______________________________

                                        Please sign your name as it appears on
                                        this proxy, and return the completed
                                        proxy in the enclosed envelope. When
                                        signing as an attorney, executor,
                                        administrator, trustee, guardian or
                                        other representative, please give title
                                        as such. If signer is a corporation,
                                        please sign full corporate name by duly
                                        authorized officer and attach corporate
                                        seal. For joint accounts, each joint
                                        owner should sign.

                           NATIONAL FUEL GAS COMPANY

         THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
                         ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 15, 1996

                   PLACE: FOUR SEASONS HOTEL, HOUSTON, TEXAS

PROXY: B.J. Kennedy, P.C. Ackerman, and A.M. Cellino, and each or any of them, with full power of substitution and revocation in each, are hereby appointed by the undersigned as Proxies to vote all the shares of Common Stock held of record by the undersigned on December 18, 1995, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof. FAILURE TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE FOR DIRECTOR SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE FOR SUCH NOMINEE'S ELECTION. FAILURE TO VOTE ON ANY OTHER MATTER SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE WITH RESPECT TO EACH SUCH MATTER.

        THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE
        MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENT
        PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES
        REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE                           Please mark
STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS                          your choice
PROXY WILL BE VOTED FOR ITEMS 1 AND 2.                                                / X /     like this


---------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
---------------------------------------------------------------------------------------------------------------------------

Item 1 -- Election of the following      FOR all nominees     WITHHOLD    Item 2 -- Appointment of
          nominees as Directors:        (except as marked     for all               independent
                                           to the left)       nominees              accountants    FOR   AGAINST    ABSTAIN
          For three-year terms which
           expire in 1999 -- R.T. Brady,     / /                / /                                / /     / /        / /
           W.J. Hill and B.J. Kennedy
          For a one-year term which
           expires in 1997 --                                                              WILL ATTEND
           L. Rochwarger                                                                   MEETING       / /

WITHHOLD for the following only. Write name(s) below.


-----------------------------------------------------


(SIGNATURE OF STOCKHOLDER(S)) _____________________________________________________________________ DATED: __________, 1996
PLEASE SIGN YOUR NAME AS IT APPEARS ON THIS PROXY AND RETURN THE COMPLETED PROXY IN THE ENCLOSED ENVELOPE. WHEN SIGNING
AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OTHER REPRESENTATIVE, PLEASE GIVE TITLE AS SUCH. IF SIGNER IS
A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER AND ATTACH CORPORATE SEAL. FOR JOINT ACCOUNTS, EACH
JOINT OWNER SHOULD SIGN.

                           NATIONAL FUEL GAS COMPANY

         THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
                         ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 15, 1996

                   PLACE: FOUR SEASONS HOTEL, HOUSTON, TEXAS

PROXY: B.J. Kennedy, P.C. Ackerman, and A.M. Cellino, and each or any of them, with full power of substitution and revocation in each, are hereby appointed by the undersigned as Proxies to vote all the shares of Common Stock held of record by the undersigned on December 18, 1995, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof. FAILURE TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE FOR DIRECTOR SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE FOR SUCH NOMINEE'S ELECTION. FAILURE TO VOTE ON ANY OTHER MATTER SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE WITH RESPECT TO EACH SUCH MATTER.

            THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENT
            PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES
            REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE                           Please mark
STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS                          your choice
PROXY WILL BE VOTED FOR ITEMS 1 AND 2.                                             2  / X /     like this


---------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
---------------------------------------------------------------------------------------------------------------------------

Item 1 -- Election of the following      FOR all nominees     WITHHOLD    Item 2 -- Appointment of
          nominees as Directors:        (except as marked     for all               independent
                                           to the left)       nominees              accountants    FOR   AGAINST    ABSTAIN
          For three-year terms which
           expire in 1999 -- R.T. Brady,     / /                / /                                / /     / /        / /
           W.J. Hill and B.J. Kennedy
          For a one-year term which
           expires in 1997 --                                                              WILL ATTEND
           L. Rochwarger                                                                   MEETING       / /

WITHHOLD for the following only. Write name(s) below.


-----------------------------------------------------


(SIGNATURE OF STOCKHOLDER(S)) _____________________________________________________________________ DATED: __________, 1996
PLEASE SIGN YOUR NAME AS IT APPEARS ON THIS PROXY AND RETURN THE COMPLETED PROXY IN THE ENCLOSED ENVELOPE. WHEN SIGNING
AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OTHER REPRESENTATIVE, PLEASE GIVE TITLE AS SUCH. IF SIGNER IS
A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER AND ATTACH CORPORATE SEAL. FOR JOINT ACCOUNTS, EACH
JOINT OWNER SHOULD SIGN.

               NATIONAL FUEL GAS COMPANY EMPLOYEE BENEFIT PLANS


Administrative Committee
   P.C. Ackerman
   A.M. Cellino                                        10 Lafayette Square
   J.P. Pawlowski                                      Buffalo, New York 14203
   D.J. Seeley



                                                               January 5, 1996


TO ALL PARTICIPANTS IN EMPLOYEE BENEFIT PLANS:

     The Annual Meeting of Stockholders of National Fuel Gas Company will be held on February 15, 1996. The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement are being distributed to all stockholders of record as of December 18, 1995. You should have already received a copy of the Company's 1995 Annual Report under separate cover.

     Because the Trustees of National Fuel's Thrift Plan, five Employee Stock Ownership Plans and two Tax-Deferred Savings Plans hold shares of Company Common Stock that are allocated to participants' accounts in those plans, we have enclosed a voting instruction card that you may use to instruct the Trustees how to vote the shares held in your accounts in those plans. Each plan provides that each participant shall have the right to give voting instructions to the Trustee of the plan with respect to the number of shares of Company Common Stock held on his or her behalf by the Trustee on the voting record date.

     YOUR INSTRUCTIONS TO CHEMICAL BANK, TRUSTEE OF THE NATIONAL FUEL GAS COMPANY EMPLOYEES' THRIFT PLAN AND THE NATIONAL FUEL GAS COMPANY EMPLOYEE STOCK OWNERSHIP PLANS, AND VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE OF THE NATIONAL FUEL GAS COMPANY TAX-DEFERRED SAVINGS PLANS, ARE CONFIDENTIAL. THE TRUSTEES MAY NOT VOTE THE SHARES HELD FOR YOUR ACCOUNT OR ACCOUNTS IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS.

     This letter and the enclosed voting instruction card relate only to shares of Common Stock of National Fuel Gas Company held on your behalf by the Trustees under the terms of the employee benefit plans mentioned above, and do not affect any National Fuel Gas Company Common Stock that you may own in your own name. You will receive a form of proxy for those shares in a separate mailing.

     To be sure that shares held on your behalf will be voted, please complete, sign and date the enclosed card and return it in the envelope provided not later than February 7, 1996.


                                             Very truly yours,

                                         /s/ Anna Marie Cellino

                                             Chairman